Blackbaud Investor Presentation Ticker: BLKB March 4, 2024 Exhibit 99.2

Forward-looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this presentation consist of, among other things, statements regarding future operating results, all of which are based on current expectations, estimates, and forecasts, and the beliefs and assumptions of the Company’s management. Words such as “believes,” “seeks,” “expects,” “may,” “might,” “should,” “intends,” “could,” “would,” “likely,” “will,” “targets,” “plans,” “anticipates,” “aims,” “projects,” “estimates,” or any variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict. Accordingly, they should not be viewed as assurances of future performance, and actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations expressed in this presentation include: expectations for continuing to successfully execute the Company’s growth and operational improvement strategies; expectations of future growth in the social good software solutions market, segments within that market and the Company’s total addressable market; expectations that achieving the Company’s goals will extend its competitive advantage and provide improved product quality and innovative solutions for its customers; expectations that centers of excellence and use of best-of-breed platforms will drive increasing operating efficiency and contribute to margin improvement; expectations that the Company’s financial position provides flexibility to fuel future growth through acquisitions or other opportunities; expectations that past acquisitions have expanded the Company’s customer and market opportunities; risks associated with unfavorable media coverage; risks associated with acquisitions; risks inherent in the expansion of our international operations; risks related to the United Kingdom's departure from the European Union; the possibility of reduced growth or amount of charitable giving; uncertainty regarding increased business and renewals from existing customers; risks associated with implementation of software products; the ability to attract and retain key personnel; risks related to the Company’s leverage, credit facility and stock repurchase program; lengthy sales and implementation cycles; technological changes that make the Company’s products and services less competitive; risks related to the implementation and ultimate success of our stock repurchase program; risk related to the adequacy of our data security procedures and cybersecurity and data protection risks and related liabilities and potential legal proceedings involving us and uncertainty regarding existing legal proceedings and the other risk factors set forth from time to time in the Company’s SEC filings. Factors that could cause or contribute to such differences include, but are not limited to, those summarized under Risk Factors in the Company’s most recent annual report on Form 10-K, and any quarterly reports on Forms 10-Q thereafter, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from the Company’s investor relations department. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this presentation. Except as required by law, the Company does not intend, and undertakes no obligation, to revise or update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward- looking statements, even if new information becomes available in the future. Trademark Usage All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc. This presentation contains trade names, trademarks and service marks of other companies. The Company does not intend its use or display of other parties’ trade names, trademarks and service marks to imply a relationship with, or endorsement or sponsorship of, these other parties. 2

Historical Financials and Non-GAAP Financial Measures 3 Use of Non-GAAP Financial Measures: The Company has provided in this presentation financial information that has not been prepared in accordance with GAAP. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. The Company believes that these non-GAAP financial measures reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in the Company’s business. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Blackbaud discusses non-GAAP organic revenue growth measures, including non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth, and non-GAAP organic recurring revenue growth on a constant currency basis, which Blackbaud believes provide useful information for evaluating the periodic growth of its business as well as growth on a consistent basis. Each measure of non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, if any, each measure of non-GAAP organic revenue growth reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies. In addition, each measure of non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is intended to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of our current business’ organic revenue growth and revenue run-rate. In these materials, Blackbaud is presenting the following unaudited information: historical recurring and total revenue for the fiscal years ended December 31, 2023 and 2022 and the interim periods therein; calculations for recurring revenue growth and total revenue growth for the twelve month period ended December 31, 2023 and the interim periods therein; and calculations of non-GAAP organic revenue growth, non-GAAP organic recurring revenue growth, non-GAAP organic revenue growth on a constant currency basis and non-GAAP organic recurring revenue growth on a constant currency basis for the same periods. Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; acquisition and disposition-related costs; employee severance; restructuring and other real estate activities; costs, net of insurance, related to the previously disclosed security incident discovered in May 2020 (the "Security Incident"); and impairment of capitalized software development costs. Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures. Historical Financial Statements Being Presented: In these materials, Blackbaud is presenting the following unaudited historical financial information: historical consolidated balance sheets as of the fiscal years ended December 31, 2023 and 2022 and interim consolidated balance sheets for each of the quarters within fiscal 2023 and 2022; historical consolidated statements of comprehensive income for the fiscal years ended December 31, 2023 and 2022 and interim consolidated statements of comprehensive income for each of the quarters within fiscal 2023 and 2022; historical consolidated statements of cash flows for the fiscal years ended December 31, 2023 and 2022 and interim consolidated statements of cash flows for each of the interim year-to-date periods within fiscal 2023 and 2022; and historical non-GAAP financial information for the fiscal years ended December 31, 2023 and 2022 and for each of the quarters within fiscal 2023 and 2022 as well as reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and related non-GAAP adjustments. Blackbaud is providing this unaudited financial information to allow investors and analysts to more easily access and review the Company’s historical consolidated financial data by including such information in one document. Reconciliation of GAAP to Non-GAAP Financial Measures: Reconciliations of the most directly comparable GAAP measures to non-GAAP financial measures and related adjustments, as well as details of Blackbaud's methodology for calculating non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth, non-GAAP organic recurring revenue growth on a constant currency basis and Rule of 40 can be found in the Appendix to these materials and on the "Investor Relations" page of the Company's website. Blackbaud has not reconciled forward-looking non-GAAP financial measures contained in this investor material to their most directly comparable GAAP measures. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Blackbaud Investment Highlights 4 Clear market leader with the most comprehensive solution set of purpose-built and mission critical software and services powering social impact A Rule of 40 company with strong cash flow experiencing an inflection point in financial performance Executing on 5-point operating plan to drive sustained, high single-digit revenue growth and mid-30’s EBITDA margin Launching a meaningful stock repurchase program to reduce shares outstanding by 7% to 10% in 2024

Blackbaud At-a-Glance

Clear market leader providing software that powers social impact

Mission critical software built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management


~15%
Revenue Segmentation
~85%
Social Sector (Nonprofits)
Corporate Sector (Companies)

40+

years serving industry with demonstrated track record

$100B+

donated, granted, and invested through our platforms every year

$1.2B

annual recurring revenue[1]

40,000+

customers under contract[2]

~3,000

remote employees

Millions

of users and supporters in 100+ countries

1 Non-GAAP, at mid-point of 2024 financial guidance, rounded to one decimal. Financial goals represent full year targets.
2 Customers with contractual billing arrangements in 2023

5

Business overview

Blackbaud is the leading provider of software for powering social impact Cloud Software We build, integrate and implement vertical-specific solutions purpose-built for the unique needs of our customers. Data Intelligence Using exclusive data, analytics and expertise, we deliver unparalleled insight and intelligence to the customers we serve. Services We drive impact through dedicated customer support and training, along with strategic and managed services tailored to our customers. Expertise With over four decades of experience, we are the undisputed industry experts on technology for social good. 7

Our core competencies expand what is possible for purpose-driven organizations 8 Fundraising and Engagement Fundraising Peer-to-Peer Fundraising Marketing Financial Management Fund Accounting Financial Aid Management Tuition Management Grant and Award Management Grantmaking Award Management Organizational and Program Management Ticketing Education Management Social Responsibility EVERFI Grantmaking Employee Giving and Volunteering Payment Services Merchant Services Payables Data Intelligence Data Health Insights Performance Services Consulting Services Implementation and Optimization Services

Most comprehensive solution set that accelerates impact • Blackbaud is the leading provider of software wholly dedicated to powering social impact • Only Blackbaud offers a full portfolio of purpose-built, integrated solutions • Highly fragmented competition offers single-point solutions • Large customer base with strong retention 91Informed by internal competitive intelligence and analysis 1

Fueling accelerated impact for our customers

$4.3B

goal for the Campaign for Carolina exceeded a year early utilizing Blackbaud CRM

300K

meals packed by employees for Rise Against Hunger using YourCause® CSRconnect®

$400K

raised through a virtual event powered by JustGiving® from Blackbaud® Peer-to-Peer Fundraising

THE UNIVERSITY of NORTH CAROLINA at CHAPEL HILL

Community Home Health & Hospice

UNITED AIRLINES

Archbishop Moeller High School

Charleston Animal Society

mcasd Museum of Contemporary Art San Diego

200%

boost in fundraising, including a $1 million gift, powered by Blackbaud Raiser's Edge NXT®

100x

reduction in time setting up tuition account with Blackbaud's suite of education management solutions

350%

Increase in online donations after adoption of Blackbaud Altru and XTruLink, a Blackbaud partner

Sourced from Blackbaud customer stories

10

Large and underpenetrated total addressable market

Corporate Social Responsibility and ESG
Revenue Penetration: <5%


$11.5B
$3.5B
$3.0B
$1.5B
$1.5B
$20B+
Blackbaud TAM

Fundraising, Relationship Management and Engagement
Revenue Penetration: <20%

Payment Services
Revenue Penetration: <20%

Financial Management, Grant and Award Management
Revenue Penetration: <10%

Organizational and Program Management
Revenue Penetration: <10%

Sources: FY 2023 Blackbaud Revenue, Global Blackbaud TAM based on IRS data, Canadian Revenue Agency, Private School Universe, IPEDS, Dun & Bradstreet, HIMSS, Guidestar, S&P Global database, Small Business & Entrepreneurship Council, Blackbaud internal data

11

2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Record of delivering strong recurring revenue and adjusted EBITDA growth 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Recurring Revenue One-time Services & Other $1,105M $505M • Recurring revenue represented 97% of total revenue in 2023 • Multiple levers to drive meaningful growth going forward underpinned by five point operating plan • Adjusted EBITDA growth in excess of total revenue growth • Execution of successful M&A strategy has grown the revenue base and accelerated growth and the shift to the cloud 8% CAGR FY13-FY23 Total Revenue 12% CAGR FY13-FY23 Recurring Revenue 12 Non-GAAP Revenue. Beginning with 2016, results reflect adoption of ASC 606. Non-GAAP Adjusted EBITDA as defined on page 3. $356M $120M Adjusted EBITDA11% CAGR FY13-FY23 Adjusted EBITDA

Update on operational initiatives

Keen attention to cost management Modernized approach to pricing and multi- year customer contracts Transactional revenue optimization and expansion Bookings growth and acceleration Five point operating plan driving improved financial performance 14 Product Innovation and delivery

Initiative 1

Adding substantial value for customers through product delivery and innovation

Optimized Donation Forms

New donation forms that fully integrate with Blackbaud's payment processing and CRM software and enable customers to raise more money while reduce processing costs

Prospect Insights Pro for Raiser's Edge NXT®

New add-on capability within Raiser's Edge NXT® that gives fundraisers access to AI-driven insights to support planned and major gift fundraising

Impact Edge™

A first-of-its-kind AI-powered, social impact reporting and storytelling solution for corporate social responsibility (CSR) and social impact teams of all sizes

JustGiving Storywriter

With new generative AI capabilities, fundraisers on JustGiving are able to quickly and easily create personal stories to share with their networks. JustGiving's research shows that pages that include a clear and personal story raise around 65% more than those that don't

Good Move™

New development transforms the Good Move activity-tracking mobile app into a powerful mobile participant center for Blackbaud TeamRaiser® peer to peer fundraising events

Intelligence for Good®

In summer 2023, launched next generation Intelligence for Good® strategy with an extensive agenda of initiatives and investments targeted at making artificial intelligence more accessible, powerful and responsible across the social impact sector

15

Direct sales force focused on signing new logos as well as upsell and cross-sell opportunities 16 2 Select recent sales wins across Social Sector and Corporate Sector end markets Note: Sample of sales wins in trailing twelve months ended 12/31/23

55% Donation Processing 20% Consumer Giving 20% Tuition Processing 5% Event-Based Usage Initiatives across resilient and diverse transactional revenue streams drive continued consistent growth 17 3 • Strong momentum in consumer giving and tuition processing as payments further migrate online • Rate increases across select areas of payments portfolio • Additional payments solutions optimization to drive enhanced donor experience Transactional recurring revenue streams1 Transactional recurring revenue growth 1 Based on 2023 transactional revenue 7% 8% 8% 8% 10% 2019 2020 2021 2022 2023

Modernized renewal pricing provides better economics and visibility PRIOR APPROACH NEW APPROACH (since March 2023) Renewal Term Mix of annual and multi-year renewal contracts Primarily 3-year contract renewal terms Rate Increase at Renewal Mid-single digit rate increase upon renewal Mid- to high-teens rate increase upon renewal Embedded Escalator in Multi-Year Contracts No embedded annual price increase on multi-year contracts Mid- to high-single digit rate increase embedded in both years 2 & 3 Illustration of Rate Increase on a 3-Year Contract Renewal Mid- to High-Teens Mid- to High-Single Digits Mid- to High-Single Digits Year 1 Year 2 Year 3 4 18

2023 35% 2024 30% 2025 25% 2026 10% Contract renewal distribution creates sustainable longer-term growth 19 4 2023 renewal cohort now complete; Revenue uplift from 2023 cohort more than doubles in 2024 1 As of end of July 2023, excludes new bookings Mix of contracts eligible for renewal rate increase by renewal year1 ~5% ~25% ~60% ~85% 100% 100% 100% 100% Q1 '23 Q2 '23 Q3 '23 Q4 '23 Q1 '24 Q2 '24 Q3 '24 Q4 '24 FY23 FY24 >2x increase % of revenue opportunity recognized for 2023 cohort (Completed) (Underway)

Keen attention to cost management will contribute to ongoing margin expansion 20 5 Headcount Actions Spend Management Favorable renegotiation of key vendor contracts, including Azure and AWS Reduced real estate footprint IT Consolidation 4 2 2 2022 2023 Remaining to close Data Center Closures Expect 33% adjusted EBITDA margin at midpoint of FY 2024 guidance • Realizing benefit of previous cost actions • Intend to maintain at lower headcount levels post Q4 ‘22 and Q1 ‘23 reductions • Fall-through benefit from renewal rate increases • Continue to manage cost structure to realize scale from expense base 3.6k 3.2k 3.0k 2021 2022 Current Employees

Financial Outlook (updated 3/4/2024)

Significant YoY improvement in Q4 2023


Revenue Year over Year
$274.8
$12.7
$10.9
($1.1)
($2.2)
$295.0
Q4 2022
Social Sector: Contractual Recurring
Social Sector: Transactional Recurring
Social Sector: One-time Services & Other
Corporate Sector
Q4 2023
Revenue Growth:
8.7%
13.2%
(18.1%)
(5.6%)
7.4%


Rule of 40 Year over Year[1]
+1,590bps
25.1%
41.0%
Q4 2022
Q4 2023
As Reported Currency
+1,380bps
26.6%
40.4%
Q4 2022
Q4 2023
Constant Currency

Social Sector Revenue

- Contractual recurring growth supported by sales bookings, standard renewal price increases and modernized approach to renewal pricing launched in March '23
- Increased donation volumes as well as processing rate increases drove transactional recurring growth
- One-time services continues to decline in line with strategic decision to minimize non-recurring revenue

Corporate Sector Revenue

- Macro headwinds leading to softer bookings and retention
- Decline in Q4 and dilutive to overall company growth

Rule of 40 Highlights:

- Achieved Rule of 40 in the fourth quarter 2023 – second consecutive quarter after also achieving in Q3 2023
- YoY improvement driven by revenue growth acceleration and adjusted EBITDA margin expansion
- Targeting 40% Rule of 40 at the midpoint of FY 2024 financial guidance, which will be a three-point improvement over FY 2023

[1] Non-GAAP performance through 12/31/23. Rule of 40 at as reported currency measured by non-GAAP organic revenue growth plus non-GAAP Adjusted EBITDA margin. Rule of 40 at constant currency measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP Adjusted EBITDA margin shown on constant currency basis. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; acquisition and disposition-related costs; employee severance; restructuring and other real estate activities; costs, net of insurance, related to the previously disclosed security incident discovered in May 2020 (the "Security Incident"); and impairment of capitalized software development costs. Please refer to the appendix of this presentation.

22

2024 total company guidance (issued 2/12/2024) Non-GAAP. Assumptions included in full year 2024 financial guidance: Non-GAAP annualized effective tax rate of 24.5%; Interest expense for the year of $34M - $38M; Fully diluted shares for the year in the range of 53.5M – 54.5M; Capital expenditures for the year in the range of $65M to $75M, including approx. $60M to $70M of capitalized software and content development costs In order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash flow, net of insurance, related to the previously disclosed Security Incident. For full year 2024, Blackbaud currently expects net cash outlays of $8 million to $13 million for ongoing legal fees related to the Security Incident. In line with the Company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. As of December 31, 2023, we have recorded approximately $1.5 million in aggregate liabilities for loss contingencies based primarily on negotiations related to the Security Incident that we believed we could reasonably estimate in accordance with our loss contingency procedures. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures. 23 Metric Mid-Point Total Revenue $1,170M - $1,200M $1,185M Adjusted EBITDA Margin 32.5% - 33.5% 33.0% Diluted EPS $4.12 - $4.38 $4.25 Adjusted Free Cash Flow $254M - $274M $264M 7.2% organic revenue growth rate, up from 4.8% in 2023. Social Sector growing high single to low double digits, offset by decline in Corporate Sector 33.0% adjusted EBITDA margin is 80bps improvement over 2023 and inclusive of material investment to accelerate cybersecurity initiatives EPS up $0.27 despite increase in non-GAAP effective tax rate from 20% to 24.5% A $50 million increase from 2023, representing a 300bps improvement in adjusted free cash flow margin YoY

Revenue growth rate disaggregation

	Revenue Mix 2023 Actual	Revenue Growth Rate: 2022 Actual	Revenue Growth Rate: 2023 Actual	Revenue Growth Rate: 2024 Estimate[3]	Commentary
Contractual Recurring	55%	2%	4%[2]	~10%	Improvement driven by sales bookings, standard renewal price increases and modernized approach to renewal pricing launched in March 2023
Transactional Recurring	29%	7%	11%[2]	~7%	Global events drove elevated giving in 2H 2023 creating a tough compare for 2024. Expect reversion to historical norm of ~7%
One-time Services & Other	2%	(30%)	(29%)[2]	~(6%)	One-time services decline in line with strategic decision to minimize non-recurring revenue
Subtotal: Social Sector	**86%**	**2%**	**5%[2]**	**~9%**	~400bps increase YoY
Corporate Sector	**14%**	**298%[1]**	**0%**	**~(4%)**	Macro headwinds leading to softer bookings and retention
Total Revenue (organic)	**100%**	**2.7%**	**4.8%**	**~7.2%**	A 240bps increase YoY at the midpoint of 2024 guidance

1) Growth rate positively impacted by acquisition of EVERFI on December 31, 2021
2) Growth rates negatively impacted by divestiture of our Foundation Information Management System ("FIMS") and DonorCentral NXT solutions on September 9, 2022
3) 2024 Estimate represents expected revenue growth rate by revenue category. At the midpoint of 2024 financial guidance, Blackbaud expects $1,185M in total revenue which represents an organic growth rate of 7.2%

24

Expected 2024 revenue growth contribution from Social Sector renewal pricing and contract terms[1]

- At the midpoint of 2024 financial guidance, the Company expects approximately half of total revenue growth to come from Social Sector renewal pricing and contract terms
- The new Social Sector renewal pricing initiative launched in March 2023 has three components:
    1. Price increases in each year of a 3-year contract
    2. Annual price increases slightly higher than historical rates
    3. First year price increase that includes an incremental inflationary price increase
- This new initiative was rolled out to ~35% of contracts in 2023, ~30% in 2024, ~25% in 2025 and the remaining ~10% in 2026

2024 Revenue Growth at Guidance Midpoint


~$80M
Total Revenue Growth in FY24
~50%
~50%
Social Sector Renewal Pricing and Contract Terms
All Other Revenue Growth

1) Forward looking revenue contribution based on internal estimates

25

Strong non-GAAP adjusted EBITDA margin expansion

- Five-point operating plan drove 740 basis points of adjusted EBITDA margin expansion in 2023
- 2024 guidance is inclusive of a material, one-time step up in expense that will accelerate the completion of key security initiatives and will greatly benefit our customers for the long-term, including:
  - Cybersecurity talent (employees and third-party resources)
  - Systems and tooling to enhance identity & privilege access management and data loss prevention
- Absent this accelerated cybersecurity investment, 2024 adjusted EBITDA margins would have been ~200bps higher, or ~35%
- We do not expect the 2024 accelerated cybersecurity investment to repeat in 2025 and beyond



Non-GAAP Adjusted EBITDA Margin
+740bps
+280bps
~35%
~2%
Accelerated Cybersecurity Investment
32.2%
24.8%
33.0%
Guidance Midpoint
2022
2023
2024

26

27 2022 2023 2024 Guidance Midpoint Organic revenue growth 2.7% 4.8% 7.2% Adjusted EBITDA margin 24.8% 32.2% 33.0% Rule of 40 27.5% 37.0% 40.2% Sustained Rule of 40 performance in FY24 Drivers of sustained Rule of 40 improvement Product delivery & innovation Bookings growth & acceleration Transactional revenue optimization & expansion Modernized approach to renewals Keen attention to cost management

Significant, sustainable adjusted free cash flow growth in 2023 expected to continue in 2024 28 $78M $168M $154M $214M $264M 8.5% 18.1% 14.5% 19.3% 22.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $0 $50 $100 $150 $200 $250 $300 2020 2021 2022 2023 2024 Non-GAAP adjusted free cash flow1 Non-GAAP adjusted free cash flow % margin 1) FY 2024 figure reflects midpoint of guidance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020. 300bps improvement in adjusted free cash flow margin YoY in 2024

Blackbaud intends to repurchase between 7% and 10% of outstanding stock in 20241 29 $36M $200M$264M Stock Repurchased ASR Commitment Remaining Authorization • Since December 2023 Blackbaud has repurchased $77M of outstanding common stock, of which $41 million was repurchased prior to the expansion and replenishment of the board authorization on January 17th, with the remaining $36 million counting against the current $500 million authorization • The company recently announced an accelerated share repurchase (ASR) program with a commitment to repurchase $200M of outstanding common stock • In addition to the items above, the Company has the ability to conduct additional stock repurchases throughout 2024 under its existing $500M board authorization • The repurchases will be funded through cash on hand, operating cash flow, and to the extent needed, borrowings under the Company’s existing credit facility $500M Authorization 1) The timing and amount of repurchases depends on several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. The repurchase program may be limited, suspended or discontinued at anytime without prior notice. Per 10-K filing, the number of shares of common stock outstanding as of December 31, 2023 was 53,625,440. 2) Stock repurchased since expansion and replenishment of $500M board authorization on January 17, 2024. The company repurchased $41.1 million of its stock during December 2023 and January 2024 prior to the replenishment. 2

Stock Repurchases Accretive M&A Debt Repayment 7% to 10% repurchase in 2024 under $500M authorization Minimally expect to repurchase stock to offset dilution from annual stock- based compensation (SBC) Target acquisition opportunities with high synergy value and a focus on vertical end markets already served by other Blackbaud products Manage debt balance to maintain optimal capital structure Long-term capital allocation strategy focused on maximizing shareholder value 30The timing and amount of repurchases depends on several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. The repurchase program may be limited, suspended or discontinued at anytime without prior notice.

Blackbaud Investment Highlights 31 Clear market leader with the most comprehensive solution set of purpose-built and mission critical software and services powering social impact A Rule of 40 company with strong cash flow experiencing an inflection point in financial performance Executing on 5-point operating plan to drive sustained, high single-digit revenue growth and mid-30’s EBITDA margin Launching a meaningful stock repurchase program to reduce shares outstanding by 7% to 10% in 2024

Appendix

Historical Reconciliations of GAAP and Non-GAAP Organic Revenue Growth (Unaudited)

(dollars in thousands)	Years ended		Three months ended				Year ended	Three months ended			
	12/31/2023	12/31/2022	12/31/2023	09/30/2023	06/30/2023	03/31/2023	12/31/2022	12/31/2022	09/30/2022	06/30/2022	03/31/2022
GAAP revenue	$ 1,105,432	$ 1,058,105	$ 295,011	$ 277,626	$ 271,042	$ 261,753	$ 1,058,105	$ 274,757	$ 261,297	$ 264,927	$ 257,124
GAAP revenue growth	4.5 %		7.4 %	6.2 %	2.3 %	1.8 %					
Less: Non-GAAP revenue from divested businesses[1]	—	(3,535)	—	—	—	—	(3,535)	(10)	(912)	(1,304)	(1,309)
Non-GAAP organic revenue[2]	$ 1,105,432	$ 1,054,570	$ 295,011	$ 277,626	$ 271,042	$ 261,753	$ 1,054,570	$ 274,747	$ 260,385	$ 263,623	$ 255,815
Non-GAAP organic revenue growth	4.8 %		7.4 %	6.6 %	2.8 %	2.3 %					
Non-GAAP organic revenue[2]	$ 1,105,432	$ 1,054,570	$ 295,011	$ 277,626	$ 271,042	$ 261,753	1,054,570	$ 274,747	$ 260,385	$ 263,623	$ 255,815
Foreign currency impact on Non-GAAP organic revenue[3]	431	—	(1,284)	(1,942)	980	2,677	—	—	—	—	—
Non-GAAP organic revenue on constant currency basis[3]	$ 1,105,863	$ 1,054,570	$ 293,727	$ 275,684	$ 272,022	$ 264,430	$ 1,054,570	$ 274,747	$ 260,385	$ 263,623	$ 255,815
Non-GAAP organic revenue growth on constant currency basis	4.9 %		6.9 %	5.9 %	3.2 %	3.4 %					
GAAP recurring revenue	1,071,520	1,011,733	287,381	269,001	262,390	252,748	1,011,733	265,173	249,387	252,507	244,666
GAAP recurring revenue growth	5.9 %		8.4 %	7.9 %	3.9 %	3.3 %					
Less: Non-GAAP recurring revenue from divested businesses[1]	—	(3,439)	—	—	—	—	(3,439)	(1)	(893)	(1,266)	(1,279)
Non-GAAP organic recurring revenue[2]	$ 1,071,520	$ 1,008,294	$ 287,381	$ 269,001	$ 262,390	$ 252,748	$ 1,008,294	$ 265,172	$ 248,494	$ 251,241	$ 243,387
Non-GAAP organic recurring revenue growth	6.3 %		8.4 %	8.3 %	4.4 %	3.8 %					
Non-GAAP organic recurring revenue[2]	$ 1,071,520	$ 1,008,294	$ 287,381	$ 269,001	$ 262,390	$ 252,748	1,008,294	$ 265,172	$ 248,494	$ 251,241	$ 243,387
Foreign currency impact on non-GAAP organic recurring revenue[3]	482	—	(1,157)	(1,749)	916	2,472	—	—	—	—	—
Non-GAAP organic recurring revenue on constant currency basis[3]	$ 1,072,002	$ 1,008,294	$ 286,224	$ 267,252	$ 263,306	$ 255,220	$ 1,008,294	$ 265,172	$ 248,494	$ 251,241	$ 243,387
Non-GAAP organic recurring revenue growth on constant currency basis	6.3 %		7.9 %	7.5 %	4.8 %	4.9 %					

(1) Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.

(2) Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(3) To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

33

Reconciliations of Non-GAAP Organic Revenue Growth and Rule of 40 (Unaudited)

(dollars in thousands)	Three months ended 12/31/2023	Three months ended 12/31/2022	Years ended 12/31/2023	Years ended 12/31/2022
GAAP net income	$ 5,399	$ (21,259)	$ 1,820	$ (45,407)
Non-GAAP adjustments:				
Add: Interest, net	6,208	9,053	31,101	34,057
Add: GAAP income tax provision (benefit)	20,856	(4,175)	15,824	(10,168)
Add: Depreciation	3,142	3,444	13,043	14,086
Add: Amortization of intangibles from business combinations	13,883	12,348	55,602	51,417
Add: Amortization of software and content development costs[1]	12,183	10,447	45,296	38,975
Subtotal	56,272	31,117	160,866	128,367
Non-GAAP EBITDA	$ 61,671	$ 9,858	$ 162,686	$ 82,960
Non-GAAP EBITDA margin[2]	20.9 %		14.7 %	
Non-GAAP adjustments:				
Add: Stock-based compensation expense	32,094	26,635	127,762	110,294
Add: Employee severance	55	4,470	5,149	5,164
Add: Acquisition and disposition-related costs	657	430	7,456	6,135
Add: Restructuring and other real estate activities	—	—	—	71
Add: Security Incident-related costs, net of insurance[3]	4,780	26,516	53,426	55,723
Add: Impairment of capitalized software development costs	—	—	—	2,263
Subtotal	37,586	58,051	193,793	179,650
Non-GAAP adjusted EBITDA	$ 99,257	$ 67,909	$ 356,479	$ 262,610
Non-GAAP adjusted EBITDA margin[4]	**33.6 %**		**32.2 %**	
Rule of 40[5]	**41.0 %**		**37.0 %**	
Non-GAAP adjusted EBITDA	99,257	67,909	356,479	262,610
Foreign currency impact on Non-GAAP adjusted EBITDA[6]	(716)	1,326	(7)	6,305
Non-GAAP adjusted EBITDA on constant currency basis[6]	$ 98,541	$ 69,235	$ 356,472	$ 268,915
Non-GAAP adjusted EBITDA margin on constant currency basis	**33.5 %**		**32.2 %**	
Rule of 40 on constant currency basis[7]	**40.4 %**		**37.1 %**	

(1) Includes amortization expense related to software and content development costs and amortization expense from capitalized cloud computing implementation costs.

(2) Measured by GAAP revenue divided by non-GAAP EBITDA.

(3) Includes Security Incident-related costs incurred, net of probable insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

(4) Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.

(5) Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table on prior slide.

(6) To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

(7) Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis. See Non-GAAP organic revenue growth table on prior slide.

34

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (Unaudited)

Three Months Ended December 31, 2023								
(in thousands, except per share amounts)	GAAP	Stock-based compensation expense	Amortization of intangibles from business combinations	Employee severance	Acquisition and disposition-related costs	Security Incident-related costs, net of insurance[1]	Non-GAAP adjustments subtotal	Non-GAAP
Revenue								
Recurring	$ 287,381	$ —	$ —	$ —	$ —	$ —	$ —	$ 287,381
One-time services and other	7,630	—	—	—	—	—	—	7,630
Total revenue	**295,011**	**—**	**—**	**—**	**—**	**—**	**—**	**295,011**
Cost of revenue								
Cost of recurring	127,897	(3,760)	(12,753)	—	—	—	(16,513)	111,384
Cost of one-time services and other	7,938	(656)	(346)	—	—	—	(1,002)	6,936
Total cost of revenue	**135,835**	**(4,416)**	**(13,099)**	**—**	**—**	**—**	**(17,515)**	**118,320**
Gross profit	**159,176**	**4,416**	**13,099**	**—**	**—**	**—**	**17,515**	**176,691**
Recurring gross margin	*55.5 %*						*5.7 %*	*61.2 %*
One-time services and other gross margin	*(4.0)%*						*13.1 %*	*9.1 %*
Total gross margin	***54.0 %***						***5.9 %***	***59.9 %***
Operating expenses								
Sales, marketing and customer success	52,120	(6,389)	—	—	—	—	(6,389)	45,731
Research and development	38,602	(8,050)	—	—	—	—	(8,050)	30,552
General and administrative	35,356	(13,239)	—	(55)	(657)	(4,780)	(18,731)	16,625
Amortization	784	—	(784)	—	—	—	(784)	—
Total operating expenses	**126,862**	**(27,678)**	**(784)**	**(55)**	**(657)**	**(4,780)**	**(33,954)**	**92,908**
Income from operations	**32,314**	**32,094**	**13,883**	**55**	**657**	**4,780**	**51,469**	**83,783**
Total operating margin	***11.0 %***						***17.4 %***	***28.4 %***
Net Income	**$ 5,399**							**$ 62,179**
Shares used in computing diluted earnings per share	54,440							54,440
Diluted earnings per share	**$ 0.10**							**$ 1.14**

(1) Includes Security Incident-related costs incurred, net of insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

35

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (Unaudited)

	Year Ended December 31, 2023							
(in thousands, except per share amounts)	GAAP	Stock-based compensation expense	Amortization of intangibles from business combinations	Employee severance	Acquisition and disposition-related costs	Security Incident-related costs, net of insurance[1]	Non-GAAP adjustments subtotal	Non-GAAP
Revenue								
Recurring	$ 1,071,520	$ —	$ —	$ —	$ —	$ —	$ —	$ 1,071,520
One-time services and other	33,912	—	—	—	—	—	—	33,912
Total revenue	**1,105,432**	**—**	**—**	**—**	**—**	**—**	**—**	**1,105,432**
Cost of revenue								
Cost of recurring	470,455	(14,052)	(51,079)	(433)	—	—	(65,564)	404,891
Cost of one-time services and other	31,733	(2,606)	(1,384)	(364)	—	—	(4,354)	27,379
Total cost of revenue	**502,188**	**(16,658)**	**(52,463)**	**(797)**	**—**	**—**	**(69,918)**	**432,270**
Gross profit	**603,244**	**16,658**	**52,463**	**797**	**—**	**—**	**69,918**	**673,162**
Recurring gross margin	*56.1 %*						*6.1 %*	*62.2 %*
One-time services and other gross margin	*6.4 %*						*12.9 %*	*19.3 %*
Total Gross Margin	***54.6 %***						***6.3 %***	***60.9 %***
Operating expenses								
Sales, marketing and customer success	212,158	(24,892)	—	(2,177)	—	—	(27,069)	185,089
Research and development	153,304	(30,780)	—	(1,135)	—	—	(31,915)	121,389
General and administrative	189,938	(55,432)	—	(1,040)	(7,456)	(53,426)	(117,354)	72,584
Amortization	3,139	—	(3,139)	—	—	—	(3,139)	—
Total operating expenses	**558,539**	**(111,104)**	**(3,139)**	**(4,352)**	**(7,456)**	**(53,426)**	**(179,477)**	**379,062**
Income from operations	**44,705**	**127,762**	**55,602**	**5,149**	**7,456**	**53,426**	**249,395**	**294,100**
Total Operating Margin	***4.0 %***						***22.6 %***	***26.6 %***
Net Income	**$ 1,820**							**$ 213,631**
Shares used in computing diluted earnings per share	53,721							53,721
Diluted earnings per share	**$ 0.03**							**$ 3.98**

(1) Includes Security Incident-related costs incurred, net of probable insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

36

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31, 2022							
(in thousands, except per share amounts)	GAAP	Stock-based compensation expense	Amortization of intangibles from business combinations	Employee severance	Acquisition and disposition-related costs	Security Incident-related costs, net of insurance[1]	Non-GAAP adjustments subtotal	Non-GAAP
Revenue								
Recurring	$ 265,173	$ —	$ —	$ —	$ —	$ —	$ —	$ 265,173
One-time services and other	9,584	—	—	—	—	—	—	9,584
Total revenue	**274,757**	**—**	**—**	**—**	**—**	**—**	**—**	**274,757**
Cost of revenue								
Cost of recurring	125,300	(2,524)	(11,326)	(471)	—	—	(14,321)	110,979
Cost of one-time services and other	10,183	(585)	(360)	(1,316)	—	—	(2,261)	7,922
Total cost of revenue	**135,483**	**(3,109)**	**(11,686)**	**(1,787)**	**—**	**—**	**(16,582)**	**118,901**
Gross profit	**139,274**	**3,109**	**11,686**	**1,787**	**—**	**—**	**16,582**	**155,856**
Recurring gross margin	*52.7 %*						*5.4 %*	*58.1 %*
One-time services and other gross margin	*(6.3)%*						*23.6 %*	*17.3 %*
Total gross margin	***50.7 %***						***6.0 %***	***56.7 %***
Operating expenses								
Sales, marketing and customer success	57,088	(5,461)	—	(717)	—	—	(6,178)	50,910
Research and development	38,177	(6,029)	—	(866)	—	—	(6,895)	31,282
General and administrative	58,895	(12,036)	—	(1,100)	(430)	(26,516)	(40,082)	18,813
Amortization	662	—	(662)	—	—	—	(662)	—
Total operating expenses	**154,822**	**(23,526)**	**(662)**	**(2,683)**	**(430)**	**(26,516)**	**(53,817)**	**101,005**
Income from operations	**(15,548)**	**26,635**	**12,348**	**4,470**	**430**	**26,516**	**70,399**	**54,851**
Total Operating Margin	***(5.7)%***						***25.7 %***	***20.0 %***
Net (loss) income	**$ (21,259)**							**$ 35,972**
Shares used in computing diluted (loss) earnings per share	51,717							52,923
Diluted (loss) earnings per share	**$ (0.41)**							**$ 0.68**

(1) Includes Security Incident-related costs incurred, net of probable insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

37

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations (Unaudited)

	Year Ended December 31, 2022									
(in thousands, except per share amounts)	GAAP	Stock-based compensation expense	Amortization of intangibles from business combinations	Employee severance	Acquisition and disposition-related costs	Restructuring and other real estate activities	Security Incident-related costs, net of insurance[1]	Impairment of capitalized software development costs	Non-GAAP adjustments subtotal	Non-GAAP
Revenue										
Recurring	$ 1,011,733	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 1,011,733
One-time services and other	46,372	—	—	—	—	—	—	—	—	46,372
Total revenue	**1,058,105**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**1,058,105**
Cost of revenue										
Cost of recurring	463,449	(11,258)	(47,085)	(521)	—	—	—	—	(58,864)	404,585
Cost of one-time services and other	41,940	(3,178)	(1,407)	(1,614)	—	—	—	—	(6,199)	35,741
Total cost of revenue	**505,389**	**(14,436)**	**(48,492)**	**(2,135)**	**—**	**—**	**—**	**—**	**(65,063)**	**440,326**
Gross profit	**552,716**	**14,436**	**48,492**	**2,135**	**—**	**—**	**—**	**—**	**65,063**	**617,779**
Recurring gross margin	*54.2 %*								*5.8 %*	*60.0 %*
One-time services and other gross margin	*9.6 %*								*13.3 %*	*22.9 %*
Total Gross Margin	***52.2 %***								***6.2 %***	***58.4 %***
Operating expenses										
Sales, marketing and customer success	221,455	(21,409)	—	(717)	—	—	—	—	(22,126)	199,329
Research and development	156,913	(24,207)	—	(866)	—	—	—	—	(25,073)	131,840
General and administrative	199,908	(50,242)	—	(1,446)	(6,135)	(71)	(55,723)	(2,263)	(115,880)	84,028
Amortization	2,925	—	(2,925)	—	—	—	—	—	(2,925)	—
Total operating expenses	**581,201**	**(95,858)**	**(2,925)**	**(3,029)**	**(6,135)**	**(71)**	**(55,723)**	**(2,263)**	**(166,004)**	**415,197**
Income from operations	**(28,485)**	**110,294**	**51,417**	**5,164**	**6,135**	**71**	**55,723**	**2,263**	**231,067**	**202,582**
Total Operating Margin	***(2.7)%***								***21.8 %***	***19.1 %***
Net (loss) income	**$ (45,407)**									**$ 140,394**
Shares used in computing diluted (loss) earnings per share	51,569									52,208
Diluted (loss) earnings per share	**$ (0.88)**									**$ 2.69**

(1) Includes Security Incident-related costs incurred, net of probable insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

38

Historical Consolidated Balance Sheets (Unaudited)

(in thousands)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Assets								
Current assets:								
Cash and cash equivalents	$ 33,786	$ 29,029	$ 31,413	$ 31,691	$ 24,083	$ 29,041	$ 31,091	$ 31,251
Restricted cash	279,594	449,491	343,928	702,240	364,071	761,289	359,596	697,006
Accounts receivable, net of allowance	91,770	149,237	86,704	102,809	100,253	168,908	102,755	101,862
Customer funds receivable	2,049	1,194	1,853	249	2,136	3,731	3,557	353
Prepaid expenses and other current assets	99,913	98,041	83,639	81,654	88,779	81,597	82,407	99,285
Total current assets	507,112	726,992	547,537	918,643	579,322	1,044,566	579,406	929,757
Property and equipment, net	112,675	111,865	109,474	107,426	105,309	104,672	100,575	98,689
Operating lease right-of-use assets	51,808	50,036	47,430	45,899	47,176	45,497	38,374	36,927
Software and content development costs, net	126,766	130,329	135,594	141,023	145,705	151,158	155,937	160,194
Goodwill	1,056,794	1,051,230	1,047,178	1,050,272	1,051,652	1,053,342	1,051,163	1,053,738
Intangible assets, net	683,348	664,400	643,994	635,136	622,237	609,524	594,169	581,937
Other assets	90,194	90,670	95,376	94,304	87,947	84,254	83,654	51,037
Total assets	$ 2,628,697	$ 2,825,522	$ 2,626,583	$ 2,992,703	$ 2,639,348	$ 3,093,013	$ 2,603,278	$ 2,912,279
Liabilities and stockholders' equity								
Current liabilities:								
Trade accounts payable	$ 39,490	$ 36,640	$ 36,374	$ 42,559	$ 46,528	$ 40,730	$ 39,357	$ 25,184
Accrued expenses and other current liabilities	72,195	77,411	78,471	86,002	72,799	102,747	101,379	64,322
Due to customers	278,179	449,402	344,305	700,860	364,397	763,845	361,837	695,842
Debt, current portion	18,116	18,154	18,193	18,802	19,136	19,176	19,217	19,259
Deferred revenue, current portion	350,952	412,712	393,679	382,419	361,003	434,631	415,810	392,530
Total current liabilities	758,932	994,319	871,022	1,230,642	863,863	1,361,129	937,600	1,197,137
Debt, net of current portion	963,109	921,619	835,881	840,241	858,912	827,403	723,376	760,405
Deferred tax liability	144,590	135,393	131,773	125,759	131,460	91,306	94,322	93,292
Deferred revenue, net of current portion	4,725	3,547	2,920	2,817	6,956	3,520	3,022	2,397
Operating lease liabilities, net of current portion	50,785	48,542	46,400	44,918	45,190	43,529	41,811	40,085
Other liabilities	1,506	1,628	5,775	4,294	13,234	4,756	2,976	10,258
Total liabilities	1,923,647	2,105,048	1,893,771	2,248,671	1,919,615	2,331,643	1,803,107	2,103,574
Commitments and contingencies								
Stockholders' equity:								
Preferred stock	—	—	—	—	—	—	—	—
Common stock, $0.001 par value	68	68	68	68	69	69	69	69
Additional paid-in capital	993,223	1,020,835	1,048,688	1,075,264	1,105,189	1,138,553	1,170,919	1,203,012
Treasury stock, at cost	(535,585)	(536,511)	(536,968)	(537,287)	(568,277)	(570,547)	(572,428)	(591,557)
Accumulated other comprehensive (loss) income	15,295	7,455	2,716	8,938	404	8,842	8,141	(1,688)
Retained earnings	232,049	228,627	218,308	197,049	182,348	184,453	193,470	198,869
Total stockholders' equity	705,050	720,474	732,812	744,032	719,733	761,370	800,171	808,705
Total liabilities and stockholders' equity	$ 2,628,697	$ 2,825,522	$ 2,626,583	$ 2,992,703	$ 2,639,348	$ 3,093,013	$ 2,603,278	$ 2,912,279

Historical Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands, except share and per share amounts)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
Revenue										
Recurring	$ 244,666	$ 252,507	$ 249,387	$ 265,173	$ 1,011,733	$ 252,748	$ 262,390	$ 269,001	$ 287,381	$ 1,071,520
One-time services and other	12,458	12,420	11,910	9,584	46,372	9,005	8,652	8,625	7,630	33,912
Total revenue	257,124	264,927	261,297	274,757	1,058,105	261,753	271,042	277,626	295,011	1,105,432
Cost of revenue										
Cost of recurring	112,174	114,487	111,488	125,300	463,449	114,500	113,926	114,132	127,897	470,455
Cost of one-time services and other	11,188	11,120	9,449	10,183	41,940	8,612	7,549	7,634	7,938	31,733
Total cost of revenue	123,362	125,607	120,937	135,483	505,389	123,112	121,475	121,766	135,835	502,188
Gross profit	133,762	139,320	140,360	139,274	552,716	138,641	149,567	155,860	159,176	603,244
Operating expenses										
Sales, marketing and customer success	55,216	52,737	56,414	57,088	221,455	54,385	53,191	52,462	52,120	212,158
Research and development	39,952	38,333	40,451	38,177	156,913	40,591	36,146	37,965	38,602	153,304
General and administrative	43,762	47,391	49,860	58,895	199,908	52,838	59,148	42,596	35,356	189,938
Amortization	811	805	647	662	2,925	774	788	793	784	3,139
Restructuring	—	—	—	—	—	—	—	—	—	—
Total operating expenses	139,741	139,266	147,372	154,822	581,201	148,588	149,273	133,816	126,862	558,539
(Loss) income from operations	(5,979)	54	(7,012)	(15,548)	(28,485)	(9,947)	294	22,044	32,314	44,705
Interest expense	(7,599)	(8,976)	(9,337)	(9,891)	(35,803)	(10,662)	(11,167)	(9,620)	(8,473)	(39,922)
Other income, net	1,121	3,133	4,454	5	8,713	2,007	2,778	5,662	2,414	12,861
(Loss) income before (benefit) provision for income taxes	(12,457)	(5,789)	(11,895)	(25,434)	(55,575)	(18,602)	(8,095)	18,086	26,255	17,644
Income tax (benefit) provision	(2,050)	(2,367)	(1,576)	(4,175)	(10,168)	(3,901)	(10,200)	9,069	20,856	15,824
Net (loss) income	$ (10,407)	$ (3,422)	$ (10,319)	$ (21,259)	$ (45,407)	$ (14,701)	$ 2,105	$ 9,017	$ 5,399	$ 1,820
(Loss) earnings per share										
Basic	$ (0.20)	$ (0.07)	$ (0.20)	$ (0.41)	$ (0.88)	$ (0.28)	$ 0.04	$ 0.17	$ 0.10	$ 0.03
Diluted	$ (0.20)	$ (0.07)	$ (0.20)	$ (0.41)	$ (0.88)	$ (0.28)	$ 0.04	$ 0.17	$ 0.10	$ 0.03
Common shares and equivalents outstanding										
Basic weighted average shares	51,199,717	51,660,739	51,692,152	51,716,948	51,569,148	52,132,999	52,642,411	52,704,974	52,697,294	52,546,406
Diluted weighted average shares	51,199,717	51,660,739	51,692,152	51,716,948	51,569,148	52,132,999	53,643,124	54,089,897	54,439,689	53,721,342
Other comprehensive (loss) income										
Foreign currency translation adjustment	(2,132)	(10,398)	(11,536)	7,906	(16,160)	2,158	3,055	(4,794)	4,630	5,049
Unrealized gain (loss) on derivative instruments, net of tax	10,905	2,558	6,797	(1,684)	18,576	(10,692)	5,383	4,093	(14,459)	(15,675)
Total other comprehensive income (loss)	8,773	(7,840)	(4,739)	6,222	2,416	(8,534)	8,438	(701)	(9,829)	(10,626)
Comprehensive (loss) income	$ (1,634)	$ (11,262)	$ (15,058)	$ (15,037)	$ (42,991)	$ (23,235)	$ 10,543	$ 8,316	$ (4,430)	$ (8,806)

40

Historical Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	3 months ended 3/31/2022	6 months ended 6/30/2022	9 months ended 9/30/2022	12 months ended 12/31/2022	3 months ended 3/31/2023	6 months ended 6/30/2023	9 months ended 9/30/2023	12 months ended 12/31/2023
Cash flows from operating activities								
Net (loss) income	$ (10,407)	$ (13,829)	$ (24,148)	$ (45,407)	$ (14,701)	$ (12,596)	$ (3,579)	$ 1,820
Adjustments to reconcile net (loss) income to net cash provided by operating activities:								
Depreciation and amortization	25,545	51,283	76,606	102,369	27,272	53,622	81,627	109,487
Provision for credit losses and sales returns	1,875	3,653	4,374	6,066	1,522	3,798	4,815	4,500
Stock-based compensation expense	27,860	55,714	83,659	110,294	29,925	63,289	95,668	127,762
Deferred taxes	(7,431)	(16,656)	(21,672)	(26,644)	9,245	(33,101)	(31,163)	(24,368)
Amortization of deferred financing costs and discount	645	1,254	1,827	2,364	500	963	1,388	1,775
Other non-cash adjustments	(150)	4,225	5,677	5,676	(215)	(1,569)	5,106	5,023
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:								
Accounts receivable	9,010	(50,818)	9,998	(7,340)	1,139	(69,624)	(4,757)	(3,237)
Prepaid expenses and other assets	(2,067)	3,685	22,246	26,235	(2,750)	9,470	14,488	16,851
Trade accounts payable	15,919	12,769	14,435	21,607	3,362	(3,431)	(3,362)	(18,576)
Accrued expenses and other liabilities	(13,430)	(8,739)	(7,028)	(2,386)	(15,931)	11,948	9,073	(30,275)
Deferred revenue	(22,865)	39,238	23,832	11,059	(17,562)	52,233	33,679	8,872
Net cash provided by operating activities	24,504	81,779	189,806	203,893	21,806	75,002	202,983	199,634
Cash flows from investing activities								
Purchase of property and equipment	(4,266)	(7,518)	(10,512)	(12,289)	(1,364)	(2,779)	(4,243)	(4,685)
Capitalized software and content development costs	(12,683)	(27,183)	(42,757)	(58,774)	(13,967)	(28,756)	(44,664)	(59,443)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(19,985)	(19,016)	(20,945)	(20,912)	—	—	(13)	(13)
Cash received in sale of business	—	—	6,426	6,426	—	—	—	—
Other investing activities	—	—	—	—	—	—	(250)	(250)
Net cash used in investing activities	(36,934)	(53,717)	(67,788)	(85,549)	(15,331)	(31,535)	(49,170)	(64,391)
Cash flows from financing activities								
Proceeds from issuance of debt	59,400	113,200	126,900	211,000	92,600	158,000	175,800	293,200
Payments on debt	(33,765)	(129,548)	(229,442)	(310,740)	(75,403)	(171,824)	(293,957)	(374,595)
Stock issuance costs	—	(557)	(1,205)	(1,339)	—	—	—	—
Employee taxes paid for withheld shares upon equity award settlement	(34,674)	(35,600)	(36,057)	(36,376)	(31,417)	(33,687)	(35,568)	(35,867)
Change in due to customers	(315,294)	(141,001)	(243,109)	111,386	(337,159)	61,313	(339,735)	(6,812)
Change in customer funds receivable	(1,115)	(546)	(1,291)	380	(1,859)	(3,359)	(3,286)	(60)
Net cash (used in) provided by financing activities	(325,448)	(194,052)	(384,204)	(25,689)	(353,238)	10,443	(496,746)	(142,965)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(504)	(7,252)	(14,235)	(10,486)	986	2,489	(311)	2,048
Net (decrease) increase in cash, cash equivalents, and restricted cash	(338,382)	(173,242)	(276,421)	82,169	(345,777)	56,399	(343,244)	(5,674)
Cash, cash equivalents, and restricted cash, beginning of period	651,762	651,762	651,762	651,762	733,931	733,931	733,931	733,931
Cash, cash equivalents, and restricted cash, end of period	$ 313,380	$ 478,520	$ 375,341	$ 733,931	$ 388,154	$ 790,330	$ 390,687	$ 728,257

41

Historical Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited)

(in thousands, except share and per share amounts)	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022[1]	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023[1]
GAAP Revenue	$ 257,124	$ 264,927	$ 261,297	$ 274,757	$ 1,058,105	$ 261,753	$ 271,042	$ 277,626	$ 295,011	$ 1,105,432
GAAP gross profit	$ 133,762	$ 139,320	$ 140,360	$ 139,274	$ 552,716	$ 138,641	$ 149,567	$ 155,860	$ 159,176	$ 603,244
GAAP gross margin	52.0 %	52.6 %	53.7 %	50.7 %	52.2 %	53.0 %	55.2 %	56.1 %	54.0 %	54.6 %
Non-GAAP adjustments:										
Add: Stock-based compensation expense	4,149	3,764	3,414	3,109	14,436	3,954	4,143	4,145	4,416	16,658
Add: Amortization of intangibles from business combinations	12,489	12,404	11,913	11,686	48,492	13,111	13,136	13,117	13,099	52,463
Add: Employee severance	—	381	(33)	1,787	2,135	743	54	—	—	797
Subtotal	16,638	16,549	15,294	16,582	65,063	17,808	17,333	17,262	17,515	69,918
Non-GAAP gross profit	$ 150,400	$ 155,869	$ 155,654	$ 155,856	$ 617,779	$ 156,449	$ 166,900	$ 173,122	$ 176,691	$ 673,162
Non-GAAP gross margin	58.5 %	58.8 %	59.6 %	56.7 %	58.4 %	59.8 %	61.6 %	62.4 %	59.9 %	60.9 %
GAAP (loss) income from operations	$ (5,979)	$ 54	$ (7,012)	$ (15,548)	$ (28,485)	$ (9,947)	$ 294	$ 22,044	$ 32,314	$ 44,705
GAAP operating margin	(2.3)%	— %	(2.7)%	(5.7)%	(2.7)%	(3.8)%	0.1 %	7.9 %	11.0 %	4.0 %
Non-GAAP adjustments:										
Add: Stock-based compensation expense	27,860	27,854	27,945	26,635	110,294	29,925	33,364	32,379	32,094	127,762
Add: Amortization of intangibles from business combinations	13,300	13,209	12,560	12,348	51,417	13,885	13,924	13,910	13,883	55,602
Add: Employee severance	—	462	232	4,470	5,164	4,322	632	140	55	5,149
Add: Acquisition and disposition-related costs	957	2,292	2,456	430	6,135	619	(849)	7,029	657	7,456
Add: Restructuring and other real estate activities	71	—	—	—	71	—	—	—	—	—
Add: Security Incident-related costs, net of insurance[2]	7,201	8,348	13,658	26,516	55,723	17,783	26,777	4,086	4,780	53,426
Add: Impairment of capitalized software development costs	—	2,263	—	—	2,263	—	—	—	—	—
Subtotal	49,389	54,428	56,851	70,399	231,067	66,534	73,848	57,544	51,469	249,395
Non-GAAP income from operations	$ 43,410	$ 54,482	$ 49,839	$ 54,851	$ 202,582	$ 56,587	$ 74,142	$ 79,588	$ 83,783	$ 294,100
Non-GAAP operating margin	16.9 %	20.6 %	19.1 %	20.0 %	19.1 %	21.6 %	27.4 %	28.7 %	28.4 %	26.6 %
GAAP (loss) income before (benefit) provision for income taxes	$ (12,457)	$ (5,789)	$ (11,895)	$ (25,434)	$ (55,575)	$ (18,602)	$ (8,095)	$ 18,086	$ 26,255	$ 17,644
GAAP net (loss) income	$ (10,407)	$ (3,422)	$ (10,319)	$ (21,259)	$ (45,407)	$ (14,701)	$ 2,105	$ 9,017	$ 5,399	$ 1,820
Shares used in computing GAAP diluted (loss) earnings per share	51,199,717	51,660,739	51,692,152	51,716,948	51,569,148	52,132,999	53,643,124	54,089,897	54,439,689	53,721,342
GAAP diluted (loss) earnings per share	$ (0.20)	$ (0.07)	$ (0.20)	$ (0.41)	$ (0.88)	$ (0.28)	$ 0.04	$ 0.17	$ 0.10	$ 0.03
Non-GAAP adjustments:										
Add: GAAP income tax (benefit) provision	(2,050)	(2,367)	(1,576)	(4,175)	(10,168)	(3,901)	(10,200)	9,069	20,856	15,824
Add: Total Non-GAAP adjustments affecting income from operations	49,389	54,428	56,851	70,399	231,067	66,534	73,848	57,544	51,469	249,395
Non-GAAP income before provision for income taxes	36,932	48,639	44,956	44,965	175,492	47,932	65,753	75,630	77,724	267,039
Assumed non-GAAP income tax provision[3]	7,386	9,728	8,991	8,993	35,098	9,586	13,151	15,126	15,545	53,408
Non-GAAP net income	$ 29,546	$ 38,911	$ 35,965	$ 35,972	$ 140,394	$ 38,346	$ 52,602	$ 60,504	$ 62,179	$ 213,631
Shares used in computing Non-GAAP diluted earnings per share	52,076,858	51,985,530	52,362,781	52,923,158	52,207,573	53,171,410	53,643,124	54,089,897	54,439,689	53,721,342
Non-GAAP diluted earnings per share	$ 0.57	$ 0.75	$ 0.69	$ 0.68	$ 2.69	$ 0.72	$ 0.98	$ 1.12	$ 1.14	$ 3.98

(1) The individual amounts for each quarter may not sum to full year totals due to rounding.

(2) Includes Security Incident-related costs incurred, net of probable insurance recoveries. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program.

(3) We apply a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

42

43 Historical Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited) 3 months ended 6 months ended 9 months ended 12 months ended 3 months ended 6 months ended 9 months ended 12 months ended (in thousands) 3/31/2022 6/30/2022 9/30/2022 12/31/2022 3/31/2023 06/30/2023 09/30/2023 12/31/2023 GAAP net cash provided by operating activities 24,504 81,779 189,806 203,893 21,806 75,002 202,983 199,634 GAAP operating cash flow margin 9.5% 15.7% 24.2% 19.3% 8.3% 14.1% 25.0% 18.1 % Non-GAAP adjustments: Less: purchase of property and equipment (4,266) (7,518) (10,512) (12,289) (1,364) (2,779) (4,243) (4,685) Less: capitalized software and content development costs (12,683) (27,183) (42,757) (58,774) (13,967) (28,756) (44,664) (59,443) Non-GAAP free cash flow $ 7,555 $ 47,078 $ 136,537 $ 132,830 $ 6,475 $ 43,467 $ 154,076 $ 135,506 Non-GAAP free cash flow margin 2.9% 9.0% 17.4% 12.6% 2.5% 8.2% 19.0% 12.3 % Non-GAAP adjustments: Add: Security Incident-related cash flows, net of insurance 823 5,164 9,536 20,864 9,223 15,822 23,100 78,010 Non-GAAP adjusted free cash flow $ 8,378 $ 52,242 $ 146,073 $ 153,694 $ 15,698 $ 59,289 $ 177,176 $ 213,516 Non-GAAP adjusted free cash flow margin 3.3% 10.0% 18.6% 14.5% 6.0% 11.1% 21.9% 19.3%

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